UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 4, 2008

PENN NATIONAL GAMING, INC.
(Exact name of registrant as specified in charter)

Pennsylvania	000-24206	23-2234473
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	file number)	Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing
Professional Center,
Wyomissing, Pennsylvania		19610
(Address of principal executive offices)		(Zip Code)

(610) 373-2400
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2008, Penn National Gaming, Inc. (the “Company”) announced the appointment of Tim Wilmott as the Company’s President and Chief Operating Officer, effective February 4, 2008.

Mr. Wilmott, age 49, served as the Chief Operating Officer of Harrah’s Entertainment, Inc., a hospitality and entertainment company, from January 2003 to January 2007.  Prior to his appointment to the position of Chief Operating Officer, Mr. Wilmott served from 1997 to 2002 as Division President of Harrah’s Eastern Division.

Pursuant to the terms of his Employment Agreement, Mr. Wilmott will receive an annual base salary of  $1,250,000, will participate in the Company’s incentive compensation plan for senior management and will receive other benefits and perquisites made available to similarly situated employees of the Company.  In the event that Mr. Wilmott is terminated without cause (as defined in the Employment Agreement), he terminates his employment for good reason (as defined in the Employment Agreement), he voluntarily terminates his employment if the Company does not appoint him as Chief Executive Officer within three years after the commencement of his employment, or the Company does not elect to renew the Employment Agreement after its term, Mr. Wilmott will be entitled to twelve monthly payments each equal to 1.5 times the sum of (i) his monthly base salary at the highest rate in effect during the preceding twenty-four months and (ii) his monthly bonus value (determined by dividing the highest amount of annual cash bonus compensation paid to Mr. Wilmott in respect of either the first or second full calendar year immediately preceding the effective date of termination by twelve).  If, within twelve months after a change in control (as defined in the Employment Agreement), Mr. Wilmott is terminated without cause or he resigns for good reason, he will be entitled to receive a lump sum cash payment equal to two times the sum of (i) his annual base salary at the highest rate in effect during the preceding twenty-four month period and (ii) the highest amount of annual cash bonus compensation paid to Mr. Wilmott in respect of either the first or second full calendar year immediately preceding the date of termination.  The consummation of the transactions contemplated by the Agreement and Plan of Merger by and among the Company, PNG Acquisition Company Inc. and PNG Merger Sub Inc., dated as of June 15, 2007 will not constitute a change in control for purposes of Mr. Wilmott’s Employment Agreement.  Mr. Wilmott’s Employment Agreement also contains customary non-compete and non-solicitation  provisions during its term and for a twelve-month period after his employment with the Company is terminated.

The summary of the material terms of the Employment Agreement with Mr. Wilmott described above is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The Company’s press release dated February 6, 2008 announcing the appointment of Mr. Wilmott as described above is filed herewith as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description of Exhibit

Exhibit 10.1	Employment Agreement by and between Penn National Gaming, Inc. and Tim Wilmott dated February 5, 2008.

Exhibit 99.1	Press Release of the Company issued on February 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN NATIONAL GAMING, INC.

Date: February 8, 2008	By:	/s/ Robert S. Ippolito
	Name:	Robert S. Ippolito
	Title:	Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Penn National Gaming, Inc. and Tim Wilmott dated February 5, 2008.

99.1	Press Release of the Company issued on February 6, 2008.